Exhibit 4.67

AMENDED AND RESTATED SERIES 2009-1 NOTE PURCHASE AGREEMENT

DATED AS OF AUGUST 12, 2011

BETWEEN

TAL ADVANTAGE III LLC,

AS ISSUER,

THE NOTEHOLDERS FROM TIME TO TIME PARTY HERETO

AND

THE OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO

TAL ADVANTAGE III LLC SERIES 2009-1, FLOATING RATE SECURED NOTES

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SCHEDULE 1	CONDITIONS PRECEDENT TO PURCHASE
SCHEDULE 2	PURCHASE LIMITS
EXHIBIT A	FORM OF COMPLIANCE CERTIFICATE AND FUNDING NOTICE
EXHIBIT B	FORM OF ADDITION NOTICE
EXHIBIT C	FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT D	FORM OF INCREASE LETTER

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This AMENDED AND RESTATED SERIES 2009-1 NOTE PURCHASE AGREEMENT (as amended, modified and supplemented from time to time in accordance with its terms, this “Agreement”), dated as of August 12, 2011, is entered into by and among:

(1)                                  TAL ADVANTAGE III LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, the “Issuer”);

(2)                                  The Purchasers from time to time party hereto; and

(3)                                  The financial institutions signatory hereto as “Deal Agents” made party to this Agreement from time to time pursuant to an Addition Notice and listed under the heading “The Deal Agents” together with their respective successors and assigns (the “Deal Agents”).

WHEREAS, the Issuer and certain of the Series 2009-1 Noteholders previously entered into that certain Amended and Restated Series 2009-1 Note Purchase Agreement, dated as of October 23, 2009 (as amended, the “Original Note Purchase Agreement”); and

WHEREAS, the parties hereto wish to modify the terms of and restate the Original Note Purchase Agreement; and

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Certain Defined Terms.

(1)           Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1.  In addition, capitalized terms used but not defined herein have the meanings given to such terms in the Appendix A to the Amended and Restated Indenture, dated as of August 12, 2011 (as amended, restated or supplemented from time to time, the “Indenture”), by and between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”) or, if such terms are not defined therein, such terms shall have the meanings given to such terms in the Amended and Restated Series 2009-1 Supplement, dated as of August 12, 2011 (as amended, restated or supplemented from time to time, the “Supplement”), by and between the Issuer and the Indenture Trustee.

(2)           As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Assignment and Acceptance”:  Any properly completed agreement substantially in the form of Exhibit C hereto.

“Collection Date”:  The date on which the last to occur of the following events occurs:  (i) the Aggregate Series 2009-1 Principal Balance has been reduced to zero and the commitments to fund of the Purchasers have been terminated, (ii) the Purchasers have received all amounts of interest due in respect of the Notes and other amounts due to the Purchasers in connection with this Agreement, the Indenture and the Supplement and (iii) the Deal Agents have received all amounts due to them in connection with this Agreement.

“Conversion Date”:  This term shall have the meaning set forth in the Supplement.

“Deal Agent”:  This term shall have the meaning set forth in the preamble hereto.

“Fee Letter”:  Each Upfront Fee Letter, dated the Restatement Effective Date, between the Issuer and the applicable Deal Agent (on behalf of the respective Series 2009-1 Noteholder).

“Increase Notice”:  Any properly completed notice substantially in the form of Exhibit D hereto.

“Indemnified Amounts”:  This term shall have the meaning set forth in Section 6.1 hereof.

“Indemnified Party”:  This term shall have the meaning set forth in Section 6.1 hereof.

“Note”:  Any Series 2009-1 Note.

“Percentage”:  With respect to any Purchaser as of any date of determination, the percentage equivalent of a fraction, the numerator of which is equal to the Purchaser’s Purchase Limit and the denominator of which is equal to the aggregate Purchase Limit for all Purchasers.

“Purchase”:  The purchase by a Purchaser of the Notes from the Issuer and the payment of any additional Series 2009-1 Advance by a Purchaser.

“Purchase Limit”:  The maximum amount of Series 2009-1 Advances that a Purchaser shall be required to fund to the Issuer hereunder, as set forth on Schedule 2 hereto (as such Schedule 2 shall be deemed to be amended by a properly executed Assignment and Acceptance or Increase Notice).

“Purchaser”:  Any other Person that may agree from time to time pursuant to the terms of this Agreement or the pertinent Assignment and Acceptance or Addition Notice, to fund a Series 2009-1 Advance hereunder and their successors and assigns.

“Scheduled Commitment Expiration Date”:  August 12, 2013, as such date may be extended from time to time in accordance with Section 2.1(c) hereof.

Section 1.2             Other Terms.

All accounting terms not defined herein shall have the respective meanings given to them under GAAP consistently applied.  To the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under GAAP or regulatory

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principles, the definitions contained in this Agreement or in any certificate or other document shall control.

Section 1.3             Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Section 1.4             Statutory References.

References in this Agreement to any section of the UCC shall mean, on or after the effective date of adoption of any revision to the UCC in the applicable jurisdiction, such revised or successor section thereto.

ARTICLE II

PURCHASE OF THE NOTES

Section 2.1             Sale and Delivery of the Notes.

(a)           On the basis of the representations and warranties and subject to the terms and conditions set forth herein and in the other Transaction Documents, the Issuer agrees to deliver on the Closing Date (or on the Restatement Effective Date, with respect to any Person that shall become a Purchaser on the Restatement Effective Date), to each of the Persons set forth on Schedule 2, a Note with a maximum aggregate principal amount of up to the amount set forth opposite such Person’s name on Schedule 2.  The Notes shall be duly executed by the Issuer, duly authenticated by the Indenture Trustee and registered in the name of each of the Persons set forth on Schedule 2 or its nominee.  In connection with any transfer of a Note made in accordance with Section 202 of the Supplement (including the related Series 2009-1 Note Existing Commitment), the Issuer agrees to deliver a Note in the name of such transferee or its nominee on behalf of such transferee in the maximum aggregate principal amount determined pursuant to the related Assignment and Acceptance.  Any such assignment of a Series 2009-1 Note and all or a portion of the Series 2009-1 Existing Commitment of a Series 2009-1 Noteholder may be effected by the execution and delivery to the Issuer and the Indenture Trustee of (i) an Assignment and Assumption Agreement.  The actual unpaid principal balance of the Notes will be increased and decreased from time to time in accordance with the terms hereof, the Supplement and the Indenture.  The Issuer acknowledges and agrees that each Purchaser and its related Indemnified Parties (as defined in the Supplement) shall be entitled to the benefits of Sections 206, 207 and 208 of the Supplement, and such Indemnified Party shall only make such claims through the Indenture Trustee.

(b)           The Issuer may request (each such request to be substantially in the form of Exhibit A hereto, a “Funding Notice”), by delivery of a Funding Notice to the Administrative Agent that the Purchasers make a Series 2009-1 Advance, each such Funding Notice to be irrevocable when given and shall be on the terms and conditions set forth herein and in Section 205(b) of the Supplement.  The Issuer will submit a Funding Notice on the Restatement Effective Date for a Series 2009-1 Advance on August 12, 2011 in an amount of not less than the unpaid

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principal balance of, and accrued interest on, the Series 2009-1 Note owned by DVB Bank SE.  The proceeds of such Series 2009-1 Advance shall be used to prepay in full on August 12, 2011 the unpaid principal balance of, and accrued interest on, the Series 2009-1 Note owned by DVB Bank SE.

(c)           The Issuer may, within 60 days, but no later than 45 days (or such shorter period as may be approved by the parties hereto), prior to the then current Scheduled Commitment Expiration Date, by written notice to each Deal Agent, with a copy to the Indenture Trustee and the Series Enhancer, if any, for Series 2009-1, request the Purchasers to extend the Scheduled Commitment Expiration Date for an additional period of up to 364 days from the then current Scheduled Commitment Expiration Date.  Each of the Purchasers shall make a determination, in its sole discretion and after a full credit review, within 30 days of its receipt of the Issuer’s request, as to whether or not it will agree to extend the Scheduled Commitment Expiration Date; provided, however, that the failure of any Purchaser to make a timely response to the Issuer’s request for extension of the Scheduled Commitment Expiration Date shall be deemed to constitute a refusal by such Purchasers to extend the Scheduled Commitment Expiration Date.  Any such renewal shall become effective only upon written confirmation to the Issuer by each Deal Agent on behalf of the consenting Purchaser of its agreement to so renew, upon receipt by each Deal Agent of any fees required to be paid in connection with such renewal, and receipt by the Issuer and such Deal Agent of the written consent of the Series Enhancer for Series 2009-1, if any, to such extension of the Scheduled Commitment Expiration Date.

Section 2.2             Acceptance and Custody of Notes.

On the Restatement Effective Date, each Purchaser (or its respective Deal Agent) shall take delivery of its applicable Note and each respective Deal Agent shall maintain custody thereof on behalf of such Purchaser. Promptly following the Restatement Effective Date, each Existing Series 2009-1 Noteholder shall deliver to the Issuer the Note issued to such Existing Series 2009-1 Noteholder under the Original Note Purchase Agreement (the “Old Note”) and the Issuer shall forward such Old Note to the Indenture Trustee for cancellation.

Section 2.3             Increase/Reduction of the Series 2009-1 Note Existing Commitment.

(a)           The Issuer may, upon at least 30 days’ written notice to each Purchaser and the Administrative Agent, with a copy to the Indenture Trustee, terminate in whole, or reduce in part, the then unused Series 2009-1 Note Existing Commitment of each Series 2009-1 Noteholder; provided, however, that each partial reduction of the Series 2009-1 Note Existing Commitment shall be in amounts equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be allocated pro rata among the Notes (based on the then current Series 2009-1 Note Existing Commitment of each Series 2009-1 Noteholder of each such Note).  Each notice of reduction or termination pursuant to this Section 2.3 shall be irrevocable.  Notwithstanding the foregoing, the Issuer may on any Business Day reduce to zero and terminate the Series 2009-1 Note Existing Commitment in connection with a refinancing of the Notes upon (a) at least five (5) Business Days prior written notice to the Administrative Agent, with a copy to the Indenture Trustee, specifying the proposed Payment Date of such termination, and (b) payment in full of (i) the principal of, and interest on, the Notes and (ii) Breakage Costs, if any, and all other Outstanding Obligations of the Issuer under the Supplement and this Agreement.

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(b)           The Issuer may, by means of a letter delivered to the Administrative Agent and the Indenture Trustee (with a copy to each Interest Rate Hedge Counterparty) on not more than five (5) occasions prior to the Conversion Date, without the consent of the existing Series 2009-1 Noteholders, increase the aggregate Series 2009-1 Note Existing Commitments by an aggregate amount not to exceed Two Hundred Million Dollars ($200,000,000) (such that, after giving effect thereto, the aggregate Series 2009-1 Note Existing Commitments shall equal an amount of up to Six Hundred Million Dollars ($600,000,000)), by issuing additional Series 2009-1 Notes to one or more commercial banks, finance companies or other Persons that shall become Series 2009-1 Noteholders on the date of such increase (each an “Additional Series 2009-1 Noteholder”).  Each such Additional Series 2009-1 Noteholder, and any deal agent and/or liquidity agent on its behalf, shall execute a properly completed Addition Notice in the form of Exhibit B hereto.  On the date that any Additional Series 2009-1 Noteholder shall become a party to this Agreement, such Additional Series 2009-1 Noteholder shall make payments to each other Series 2009-1 Noteholder as may be necessary to insure that, following such payments, each Series 2009-1 Noteholder (including such Additional Series 2009-1 Noteholder) shall maintain a pro rata share of the then Series 2009-1 Note Existing Commitments.

Section 2.4             Payments, Computations, Etc.

(a)           Unless otherwise expressly provided herein, in the Indenture or the Supplement, all amounts to be paid or deposited by the Issuer hereunder shall be paid or deposited in accordance with the terms hereof no later than noon (New York time) on the day when due in lawful money of the United States in immediately available funds to the applicable Deal Agent’s Account.  The Issuer shall, to the extent permitted by law, pay to the Series 2009-1 Noteholders interest on all amounts not paid or deposited when due on the Notes at the Default Rate, payable on demand, but only to the extent provided in Sections 203(b) and 203(c) of the Supplement.  Such interest shall be retained by the Deal Agents except, in each case, to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Deal Agents of such overdue amount to the related Series 2009-1 Noteholders, in which case such interest accruing after such date shall be for the account of, and distributed by the Deal Agents to, such related Series 2009-1 Noteholders.  All computations of interest and other fees hereunder shall be made on the basis of a year of 360 days (or, in the case of interest calculated at the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.

(b)           Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next Business Day, and such extension of time shall in such case be included in the computation of payment of any interest or any fee payable hereunder, as the case may be.

Section 2.5             Appointment of Managing Agent.

The Issuer hereby appoints SunTrust Bank as a Managing Agent with respect to Series 2009-1.  The Managing Agent shall have no incremental duties or responsibilities beyond those of a Purchaser.

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ARTICLE III

CONDITIONS OF PURCHASE

Section 3.1             Conditions Precedent to Purchase.

The effectiveness of this Agreement and the acquisition of the Notes contemplated hereby are subject to the satisfaction, on or before the Restatement Effective Date of (i) each condition precedent listed in Schedule 1 hereto and (ii) each condition precedent set forth in Section 501 of the Supplement.

Section 3.2             Conditions Precedent to Each Series 2009-1 Advance.

Each Series 2009-1 Advance (including the Series 2009-1 Advance on the Restatement Effective Date) from the Issuer shall be subject to the satisfaction of the conditions precedent listed in Section 502 of the Supplement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1             Representations and Warranties of the Issuer.

The representations and warranties of the Issuer contained in the Indenture and the other Series 2009-1 Transaction Documents are hereby incorporated herein by reference and made for the benefit of each of the parties hereto, with the same force and effect as if such representations and warranties were set forth herein in full. In addition, the Issuer represents and warrants, as of the Restatement Effective Date and each date on which a Purchase shall occur (except to the extent that any such representation and warranty specifically relates to an earlier date), as follows:

(1)           Information.  No information, exhibit, financial statement, document, book, record or report furnished or to be furnished by it to a Deal Agent or a Purchaser in writing (i) is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the recipient thereof at the time of delivery or thereafter) as of the date so furnished and (ii) no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading in light of the statements made therein, in each case as of the date it is or shall be dated or (except as otherwise disclosed to the recipient thereof at the time of delivery or thereafter) as of the date so furnished.

(2)           Accuracy of Representations and Warranties.  Each representation and warranty made by it contained herein or in any certificate or other document furnished by it pursuant hereto or to any Series 2009-1 Transaction Document or in connection herewith or therewith is true and correct in all material respects as of the date made by it.

(3)           Offer and Sale.  Neither the Issuer nor any Person acting on its behalf has offered to sell the Notes by any form of general solicitation or general advertising.  The Issuer has not

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offered or sold the Notes or other similar security in any manner that would render the issuance and sale of the Notes a violation of the Securities Act, require registration pursuant thereto, nor has it authorized nor will it authorize any person to act in such manner.

(4)           OFAC.  The Issuer (i) is a “U.S. Person” within the meaning of laws, rules and regulations promulgated, imposed or monitored by OFAC, and (ii) does not derive any of its assets or revenues from investments in, or transactions with, Sanctioned Persons.

Section 4.2             Representations, Warranties and Agreements of the Purchasers.

Each Purchaser hereby represents and warrants to, and agrees with, the Issuer that:

(1)           The Purchaser understands that the Note purchased by it has not been registered under the Securities Act or the securities laws of any State and, if the Note is not then registered under applicable federal and State securities law (which registration the Issuer is not obligated to effect), it will not offer to sell, transfer or otherwise dispose of the Note or any portion thereof except in a transaction which is exempt from such registration.

(2)           The Purchaser is acquiring the Note for its own account, and not as a nominee for any other Person, and the Purchaser is not acquiring the Note with a view to or for sale or transfer in connection with any distribution of the Note under the Securities Act, but subject, nevertheless, to the condition that all dispositions of its property shall at all times be within its control.

(3)           The Purchaser is an institutional “accredited investor” of the type described in clause (1) of Section 501(a) of Regulation D under the Securities Act.

(4)           The Purchaser is not acquiring the Note with the assets of a Benefit Plan Investor.

(5)           Neither the Purchaser nor any Person acting on its behalf has offered to sell the Note by any form of general solicitation or general advertising.  The Purchaser has not offered the Note in any manner that would render the issuance and sale of the Note a violation of the Securities Act, or require registration pursuant thereto, nor has it authorized nor will it authorize any person to act in such manner.

ARTICLE V

GENERAL COVENANTS

Section 5.1             General Covenants of the Issuer.

The Issuer hereby covenants with each Deal Agent and the Purchasers as follows:

(1)           The Issuer hereby agrees to notify the Deal Agents and the Series Enhancer, if any, for Series 2009-1 as soon as possible, and in any event within five (5) days after the earlier to occur of (i) actual knowledge and (ii) notice to the Issuer, of (a) the occurrence of any Event of Default, (b) the occurrence of any Early Amortization Event, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of

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Default, (d) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Early Amortization Event, (e) the failure of the Issuer to observe any of its material undertakings under the Series 2009-1 Transaction Documents or (f) any change in the status or condition of the Issuer or the Manager that would reasonably be expected to adversely affect the Issuer’s or the Manager’s ability to perform its obligations under the Series 2009-1 Transaction Documents.

(2)           The Issuer agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Note in a manner that would require the registration under the Securities Act of the sale to any Purchaser of any Note.

(3)           Any notice of any voluntary Prepayment of the Notes made in accordance with the provisions of Section 204(b) of the Supplement shall be irrevocable when given.

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ARTICLE VI

INDEMNIFICATION

Section 6.1             Indemnities by the Issuer.

Without limiting any other rights which the Deal Agents, the Purchasers or any of their respective Affiliates, officers, directors, employees and/or agents thereof or their respective successors and assigns may have hereunder or under applicable law, the Issuer hereby agrees to indemnify each of the Deal Agents, the Purchasers and each of their respective officers, directors, employees, counsel and agents thereof (each, an “Indemnified Party”) from and against any and all liabilities, losses, damages, costs and expenses (including reasonable and documented, out-of-pocket costs of defense and legal fees and expenses) which may be incurred or suffered by such Indemnified Party, except to the extent caused by the gross negligence or willful misconduct of the Indemnified Party (all of the foregoing being collectively referred to as “Indemnified Amounts”) as a result of claims, actions, suits or judgments asserted or imposed against an Indemnified Party and arising out of this Agreement and the Transaction Documents or the transactions contemplated thereby or the ownership or security interest in any Transferred Assets as contemplated herein including, without limitation, as a result of (i) an action or inaction by the Issuer that is contrary to the terms of this Agreement or any other Transaction Document to which it is a party, (ii) a breach by the Issuer of any of its covenants and agreements set forth in this Agreement or any other Transaction Document to which it is a party, (iii) any information provided by the Issuer in writing being untrue in any material respect as of the date provided, and (iv) any representation or warranty of the Issuer proven to have been false or misleading in any material respect when made or deemed made in this Agreement or in any Transaction Document.

Promptly after receipt by an Indemnified Party of notice of the assertion of a claim or the commencement of a proceeding by a third party with respect to any matter referred to in this Section 6.1 which could be the subject of an indemnification claim against the Issuer hereunder, such Indemnified Party shall give written notice thereof to the Issuer and thereafter shall keep the Issuer reasonably informed with respect thereto; provided, however, that failure of an Indemnified Party to give the Issuer written notice as provided herein shall not relieve the Issuer of its obligations hereunder unless the Issuer is materially and adversely prejudiced thereby and, in any such instance, the indemnification obligation of the Issuer to such Indemnified Party shall only be reduced by the amount of incremental costs or losses to the Issuer related to the failure to deliver such notice in a timely manner.  If any such proceeding (including any litigation, arbitration or similar proceeding) shall be brought against any Indemnified Party, the Issuer or the Manager shall be entitled to assume the defense thereof at the Issuer’s or the Manager’s expense with counsel chosen by the Issuer or the Manager and reasonably satisfactory to the Indemnified Party; provided, however, that any Indemnified Party may at its own expense retain separate counsel to participate in such defense.  The Issuer and the Manager shall not be liable under this Article VI for any amount paid in settlement of such claims or proceedings without the consent of the Issuer or the Manager unless such consent is unreasonably withheld.  All Indemnified Amounts shall be paid to the appropriate Indemnified Party within 30 days after such Indemnified Party’s written demand for such amount.

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Notwithstanding anything to the contrary, the Issuer’s obligations to make payments under this Section 6.1 shall be limited solely to funds available from time to time for such purpose pursuant to Section 302 or Section 806 of the Indenture and to the extent they are not so paid, such obligations shall not constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer.

ARTICLE VII

THE DEAL AGENT

Section 7.1             Authorization and Securities Action.

Each Purchaser hereby designates and appoints its related Deal Agent as a Deal Agent hereunder, and authorizes its related Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agents by the terms of this Agreement together with such powers as are reasonably incidental thereto.  Each Purchaser and each Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or any other Deal Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of a Purchaser or a Deal Agent shall be read into this Agreement or otherwise exist for any Purchaser or any Deal Agent.  In performing its functions and duties hereunder, each Deal Agent shall act solely as agent for its related Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or any of its successors or assigns.  The Deal Agents shall not be required to take any action which exposes the Deal Agents to personal liability or which is contrary to this Agreement, any other Series 2009-1 Transaction Document or applicable law.  The appointment and authority of the Deal Agents hereunder shall terminate on the Collection Date.

Section 7.2             Delegation of Duties.

Each Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Each Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 7.3             Exculpatory Provisions.

The Deal Agents and any of their respective directors, officers, agents or employees shall not be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III hereof.  The Deal Agents shall not be under

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any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Issuer.  No Deal Agent shall be deemed to have knowledge of any Event of Default or Early Amortization Event unless such Deal Agent has received written notice to such effect from the Issuer, the Indenture Trustee or a Purchaser.

Section 7.4             Reliance.

The Deal Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Deal Agents.  The Deal Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the related Purchasers, as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Deal Agents shall have received such advice, the Deal Agents may take or refrain from taking any action as such Deal Agents shall deem advisable and in the best interests of the related Purchasers.  The Deal Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with a request of the related Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers.

Section 7.5             Non-Reliance on Deal Agents and Other Purchasers.

Each Purchaser expressly acknowledges that none of the Deal Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agents hereafter taken, including, without limitation, any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Deal Agents.  Each Purchaser represents and warrants to the Deal Agents that it has made and will make, independently and without reliance upon the Deal Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and the Manager and made its own decision to enter into this Agreement.

Section 7.6             Deal Agent in its Individual Capacity.

Any of the Deal Agents and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Issuer or any Affiliate of the Issuer as though the Deal Agents were not the Deal Agents hereunder.  With respect to the acquisition of the Notes pursuant to this Agreement, each of the Deal Agents and their Affiliates shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not a Deal Agent and the terms “Purchaser” and “Purchasers” shall include the Deal Agents in their individual capacity, if any such Deal Agent shall become a Purchaser hereunder.

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Section 7.7             Successor Deal Agent.

Each Deal Agent may, upon 5 days’ notice to the Issuer, the related Purchasers and the Series Enhancer, if any, and each Deal Agent will, upon the direction of all of its related Purchasers, resign as Deal Agent. If such Deal Agent shall resign, then the Purchasers related to such Deal Agent during such 5-day period shall appoint from among the applicable Purchasers a successor agent.  If for any reason no successor Deal Agent is appointed during such 5-day period, then effective upon the termination of such 5-day period, the Purchasers related to such Deal Agent shall perform all of the duties of a Deal Agent hereunder and the Issuer shall for all purposes deal directly with such Purchasers.  After any retiring Deal Agent’s resignation hereunder as Deal Agent, the provisions of Article VI and Article VII hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deal Agent under this Agreement.  Any retiring Deal Agent shall provide prompt written notice of its resignation hereunder to each Rating Agency.

ARTICLE VIII

MISCELLANEOUS

Section 8.1             Amendments and Waivers.

(1)           No amendment, waiver or modification of any provision of this Agreement shall be effective without the written agreement of the Issuer, Purchasers representing in aggregate more than fifty percent (50%) of the then aggregate Series 2009-1 Note Existing Commitment (or, if the Conversion Date has occurred, the then Aggregate Series 2009-1 Principal Balance), the Deal Agents and, unless such amendment or modification deals solely with the matters set forth in Article VII hereof, the Control Party for Series 2009-1; provided, however, that no such amendment, modification or waiver shall:

(a)           without consent of each affected Purchaser and Deal Agent, (A) reduce the amount of any fee payable to the Purchasers or the Deal Agents for the benefit of the Purchasers, (B) consent to, or permit the assignment or transfer by the Issuer of any of its rights and obligations under this Agreement, (C) amend this Agreement in any way that would require the consent of each Noteholder under Section 1002(a) of the Indenture, (D) extend the Scheduled Commitment Expiration Date or, except as set forth in Section 2.3 hereof, increase its Series 2009-1 Note Existing Commitment or (E) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (D) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

(b)           without the written consent of each affected Deal Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of each such Deal Agent.

Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Any modification or waiver shall apply to each of the Purchasers equally and shall be binding upon the Issuer, the Purchasers and the Deal Agents.

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(2)           The Deal Agents shall provide prompt written notice of the nature of each amendment to this Agreement, and shall, simultaneously therewith, deliver a copy of such amendment to each Rating Agency.

Section 8.2             Notices, Etc.

All demands, notices and communications hereunder shall be in writing, personally delivered, by facsimile or PDF file (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, to the addresses set forth on the signature pages hereto (and for the Administrative Agent, to the address set forth in the Indenture) or at other such address as shall be designated by such party in a written notice to the other parties hereto.  Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand.

Section 8.3             No Waiver; Remedies.

No failure on the part of a Deal Agent or a Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.4             Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Issuer, the Deal Agents, the Purchasers and their respective successors and permitted assigns.

Section 8.5             Term of this Agreement.

This Agreement, including, without limitation, the Issuer’s obligations to observe its covenants and agreements set forth herein, shall remain in full force and effect until the Collection Date; provided, however, that the obligations of the Issuer under the indemnification and payment provisions of Article VI and the provisions of Section 8.9 and Section 8.10 and the agreements of the parties contained in Sections 8.6, 8.7, 8.8 and 8.12 shall be continuing and shall survive any termination of this Agreement.

Section 8.6             GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK .

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Section 8.7             WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

(1)           TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(2)           THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK, SOLELY FOR THE PURPOSES OF ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT ANY OF THE SERIES 2009-1 TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN ANY SUCH COURT.  IN THE EVENT THAT ANY SUCH ACTION, SUIT OR PROCEEDING IS BROUGHT IN A STATE COURT, THE PARTIES WILL SEEK ASSIGNMENT TO THE COMMERCIAL PART OF SAID COURT.  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE SERIES 2009-1 TRANSACTION DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

(3)           TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO SHALL NOT SEEK AND HEREBY WAIVE THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT.

Section 8.8             Inspection Rights, Costs, Expenses and Taxes.

In addition to the rights of indemnification granted to the Deal Agents, the Purchasers and their respective Affiliates under Article VI hereof, the Issuer agrees to pay on demand all costs and expenses incurred by a Purchaser, a Deal Agent and their respective Affiliates,

14

successors or assigns, with respect to enforcing their respective rights and remedies as against the Issuer under this Agreement, the Indenture, any Note, any other Series 2009-1 Transaction Document and the other documents to be delivered hereunder or in connection herewith; provided, however, that none of the Deal Agents, any Purchaser or any Affiliate thereof shall be entitled to any such payment (and shall reimburse the Issuer for any such payments previously received) if such person has been determined by a court of competent jurisdiction to not be entitled to receive indemnification pursuant to Article VI hereof in connection with such enforcement.  The Issuer also agrees to pay on demand all costs and expenses of the Purchasers and the Deal Agents, and their respective Affiliates, successors or assigns, if any (including reasonable and documented counsel fees and expenses), incurred in connection with the negotiation, execution, and delivery of this Agreement and the transactions contemplated hereby, any removal of the Manager or the enforcement, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Series 2009-1 Transaction Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Purchasers and the Deal Agents with respect thereto and with respect to advising the Purchasers and the Deal Agents as to their rights and remedies under this Agreement, the Series 2009-1 Transaction Documents and the other agreements executed pursuant hereto; provided, however, that the Issuer’s obligation to pay any such costs or expenses incurred in connection with the ongoing inspection of the books and records of the Issuer will be subject to such limitations and conditions as are set forth in Section 1304 of the Indenture.  Any amounts subject to the provisions of this Section 8.8 shall be paid by the Issuer to the applicable Deal Agent on the Payment Date immediately following such Deal Agent’s demand therefor.  Notwithstanding anything to the contrary, the Issuer’s obligations to make payments under this Section 8.8 shall be limited solely to funds available from time to time for such purpose pursuant to Section 302 or Section 806 of the Indenture and to the extent they are not so paid, such obligations shall not constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer.

Section 8.9             No Proceedings.

Notwithstanding any prior termination of this Agreement, each Deal Agent and each Purchaser agrees that it shall not, with respect to the Issuer, institute or join any other Person in instituting any proceeding of the type referred to in the definition of “Bankruptcy Event” against or with respect to the Issuer or so long as any Outstanding Obligation shall be unpaid and there shall not have elapsed one year plus one day since the last day on which any such Outstanding Obligation shall have been unpaid.  The foregoing shall not limit the right of any such Person to file any claim in or otherwise take any action with respect to any such proceeding that was instituted against Issuer by any Person other than any Deal Agent and the Purchaser.  In addition, each Deal Agent and each Purchaser agrees that all amounts owed to it by Issuer shall be payable solely from amounts that become available for such payment pursuant to the Series 2009-1 Transaction Documents, and no such amounts shall constitute a claim (as defined in Section 101(5) of the Bankruptcy Code) against Issuer to the extent that they are in excess of the amounts available for their payment.

“Bankruptcy Event” means, for any Person, any of the following events:

15

(a)           a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 days; or any order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect, or

(b)           such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or the like, for such Person or any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due.

Section 8.10           Recourse Against Certain Parties.

No recourse under or with respect to any obligation, covenant or agreement, (including, without limitation, the payment of any fees or any other obligations) of any of the Issuer, any Purchaser or any Deal Agent as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, member, manager, officer, employee or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such party or any incorporator, stockholder, member, manager, affiliate, officer, employee or director of such party or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of such party and each incorporator, stockholder, member, manager, affiliate, officer, employee or director of such party or of any such administrator, or any of them, for breaches by such party of any such obligations, covenants or agreements which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Section 8.11           Ratable Payments.

 If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of any amount of the principal amount of any Note or other amount owing to such Purchaser (other than payments received pursuant to Article VI hereof) in a greater proportion

16

than that received by any other Purchaser, such Purchaser agrees, promptly upon demand, to pay to the Deal Agent, for distribution ratably to all other Purchasers, the amount of such excess such that all Purchasers shall receive their ratable portion of such payment.

Section 8.12           Confidentiality.

(1)           Each of the Deal Agents, the Purchasers and the Issuer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses provided to it or them by any party hereto in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to any prospective assignees or participants and to its external accountants and attorneys and as required by law, applicable accounting requirements, bank, securities or other regulatory requests or requirements, or order of any judicial or administrative proceeding, (ii) disclose the existence of this Agreement, but not the financial terms thereof and (iv) disclose such information if, after the Restatement Effective Date, such information becomes public other than as a result of a breach of this Agreement.

(2)           Anything herein to the contrary notwithstanding, the Issuer hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Deal Agents or a Purchaser by each other,  or (ii) by a Deal Agent or the Purchasers to any prospective or actual assignee or participant of any of them, provided each such Person is informed of the confidential nature of such information and agrees to keep such information confidential pursuant to the terms of this Section 8.12.  In addition, the Purchasers and the Deal Agents may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(3)           Notwithstanding anything herein to the contrary, the parties hereto may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment or tax structure. Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, each of the parties hereto acknowledges and agrees that any Deal Agent may post to a secured password-protected internet website maintained by such Deal Agent and required by any Rating Agency rating such Deal Agent’s commercial paper notes in connection with Rule 17g-5 such information as any such Rating Agency may request in connection with the confirming its rating of such commercial paper notes or that such Deal Agent may otherwise determine is necessary or appropriate to post to such website in furtherance of the requirements of Rule 17g-5.  “Rule 17g-5” shall mean Rule 17g-5 under the Securities Exchange Act of 1934 as such may be amended from time to time, and subject to such clarification and interpretation as has been provided by the Securities and Exchange Commission in the adopting release (Amendments to Rules for Nationally Recognized Statistical Rating Organizations, Exchange Act Release No. 34-61050, 74 Fed. Reg. 63,832, 63,865 (Dec. 4, 2009)) and subject to such clarification and interpretation as may be provided by the Securities and Exchange Commission or its staff from time to time.

17

Section 8.13           Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Execution and delivery of this Agreement by facsimile signature shall constitute execution and delivery of this Agreement for all purposes hereof with the same force and effect as execution and delivery of a manually signed copy hereof.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 8.14           Ratification of Original Note Purchase Agreement.

The amendment and restatement of the Original Note Purchase Agreement shall become effective on the Restatement Effective Date.  This Agreement amends and restates the terms and conditions of the Original Note Purchase Agreement, and is not a novation of the Outstanding Obligations incurred by the Issuer pursuant to the terms of the Original Note Purchase Agreement.  Accordingly, all of the Outstanding Obligations of the Issuer incurred pursuant to the terms of the Original Note Purchase Agreement are hereby ratified and affirmed by the Issuer and remain in full force and effect and all Series 2009-1 Advances that remain unpaid on the Restatement Effective Date shall utilize the Purchase Limit of the respective Purchaser.

Section 8.15           Certain Pledges.

Notwithstanding any other provision of this Agreement to the contrary, any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Note owned by such Purchaser and any rights to payment of principal and interest) under this Agreement and any other Transaction Document to secure obligations of such Purchaser to a Federal Reserve Bank, without notice to or consent of the Issuer, any Deal Agent or any other party; provided that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser as a party hereto.

Section 8.16           Approval of Amended and Restated Indenture and Amended and Restated Series 2009-1 Supplement.

By executing this Agreement, each of the Purchasers and the Deal Agents hereby consents to the terms of the Indenture and the Supplement and all amendments effectuated through the Indenture and the Supplement, including the changes to the defined term “Majority of Holders”. In addition, for the avoidance of doubt, by executing this Agreement, each of the Purchasers and the Deal Agents has consented to any changes to the Original Note Purchase

18

Agreement for which their consent would have been required under Section 8.1(l) of the Original Note Purchase Agreement.

[Signature pages follow.]

19

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

THE ISSUER:	TAL ADVANTAGE III LLC
By: TAL International Container Corporation, its manager

By:
Name:
Title:

100 Manhattanville Road Purchase, New York 10577-2135 Attn: Jeffrey Casucci Email: jeffrey.casucci@talinternational.com

With a copy to:

TAL International Container Corporation 100 Manhattanville Road Purchase, New York 10577-2135 Attn: Jeffrey Casucci, Vice President and Treasurer Fax: 914 697 2526

A&R SERIES 2009-1 NOTE PURCHASE AGREEMENT

PURCHASER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser

By
Name:
Title:

DEAL AGENT:	WELLS FARGO SECURITIES, LLC, as Wells Fargo Deal Agent

By
Name:
Title:

A&R SERIES 2009-1 NOTE PURCHASE AGREEMENT

PURCHASER and DEAL AGENT:	ABN AMRO BANK N.V., as Purchaser and as a Deal Agent

By
Name:
Title:

A&R SERIES 2009-1 NOTE PURCHASE AGREEMENT

PURCHASER and DEAL AGENT:	THREE PILLARS FUNDING LLC, as Purchaser and as a Deal Agent

By
Name:
Title:

A&R SERIES 2009-1 NOTE PURCHASE AGREEMENT

PURCHASER and DEAL AGENT:	ROYAL BANK OF CANADA, as Purchaser and as a Deal Agent

By
Name:
Title:

By
Name:
Title:

A&R SERIES 2009-1 NOTE PURCHASE AGREEMENT

PURCHASER and DEAL AGENT:	BANK OF AMERICA, N.A., as Purchaser and as a Deal Agent

By
Name:
Title:

A&R SERIES 2009-1 NOTE PURCHASE AGREEMENT

PURCHASER and DEAL AGENT:	NOMURA CORPORATE FUNDING AMERICAS, LLC, as Purchaser and as a Deal Agent

By
Name:
Title:

A&R SERIES 2009-1 NOTE PURCHASE AGREEMENT

SCHEDULE 1

CONDITIONS PRECEDENT TO PURCHASE

As required by Section 3.1 of this Agreement,  the Purchase on the Restatement Effective Date shall be subject to the satisfaction or waiver of each of the conditions precedent set forth below.  Each of the following items must be delivered to the Deal Agents and/or satisfied or waived prior to the date of the Purchase on the Restatement Effective Date (all capitalized terms used herein without being defined herein shall have the meaning given such terms in the Agreement).

(1)                                  The Notes shall have been duly authorized, executed and delivered by the Issuer and authenticated by the Indenture Trustee.

(2)                                  A copy of this Agreement, duly executed by the Issuer and all other parties thereto.

(3)                                  A certificate of the Secretary or Assistant Secretary of the Issuer dated the Restatement Effective Date, certifying (i) the names and true signatures of its respective incumbent officers authorized to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate and the Purchasers may conclusively rely until such time as the Purchasers shall receive from the Issuer a revised certificate meeting the requirements of this paragraph (3)), (ii) that copies of its charter documents attached thereto are complete and correct copies and that such charter documents have not been amended, modified or supplemented and are in full force and effect, (iii) that the copy of its limited liability company agreement attached thereto is a complete and correct copy and that such limited liability company agreement has not been amended, modified or supplemented and are in full force and effect and (iv) the resolutions of its board of directors approving and authorizing the execution, delivery and performance by it of this Agreement and the documents related hereto and thereto.

(4)                                  Good standing certificate for the Issuer from the Secretary of State of Delaware.

(5)                                  Copies of the Indenture, and all other Series 2009-1 Transaction Documents (other than this Agreement), in form and substance satisfactory to the Purchasers, each duly executed and delivered by each party thereto.

(6)                                  Copies of all certificates and opinions of counsel delivered pursuant to or in connection with the execution and delivery of the other Series 2009-1 Transaction Documents, which shall be in form and content satisfactory to and each addressed to the Purchasers.

(7)                                  An officer’s certificate of a responsible officer of the Issuer to the effect that each of the conditions to the Purchase on the Restatement Effective Date hereunder has been satisfied.

(8)                                  An opinion of counsel to the Indenture Trustee as to the due organization of the Indenture Trustee, the enforceability of the Indenture and as to such other matters as the Purchasers may reasonably request.

(9)                                  All fees and expenses required by this Agreement and the other documents to be delivered hereunder or in connection herewith to be paid on or before the Restatement Effective Date.

(10)                            An Officer’s Certificate from the Manager certifying that it is managing all of the Containers in accordance with the Management Agreement.

(11)                            The Issuer shall have delivered certificates evidencing the insurance coverage described in Section 3.9 of the Management Agreement.

(12)                            The Issuer shall have paid all of the fees set forth in the Fee Letters to each of the respective Deal Agents.

(13)                            The Series 2011-1 Notes issued pursuant to the Indenture (x) shall have been repaid in full with the proceeds of the issuance of the Series 2009-1 Notes on the Restatement Effective Date and (y) shall have been returned to the Indenture Trustee for cancellation by the Indenture Trustee pursuant to the terms of the Indenture.

(14)                            Each of the other conditions precedent, documents, certifications and opinions required to be satisfied or provided pursuant to the Indenture.

SCHEDULE 2

PURCHASE LIMITS

Purchaser	Purchase Limit

Wells Fargo Bank, National Association	$135,000,000

Three Pillars Funding LLC	$ 85,000,000

ABN AMRO Bank N.V.	$ 45,000,000

Royal Bank of Canada	$ 45,000,000

Bank of America, N.A.	$ 45,000,000

Nomura Corporate Funding Americas, LLC	$ 45,000,000

2-1

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE AND FUNDING NOTICE

I,                                            ,                                of TAL ADVANTAGE III LLC (the “Issuer”), hereby certify that, with respect to that certain Amended and Restated Series 2009-1 Note Purchase Agreement, dated as of August 12, 2011 (the “Note Purchase Agreement”; all defined terms in the Note Purchase Agreement and the Supplement are incorporated herein by reference):

(i)                                     The Issuer hereby requests that a Series 2009-1 Advance be made in accordance with the following terms:

(a)                                  The Series 2009-1 Advance shall be in an amount equal to                               .(1)

(b)                                 The date of such Series 2009-1 Advance shall be                                  .(2)

(ii)                                  The representations and warranties contained in Section 4.1 of the Note Purchase Agreement and Article VI of the Supplement are true and correct as though made on the date hereof.

(iii)                               Except as described below, no event has occurred and is continuing, or would result from any Series 2009-1 Advance occurring on the date hereof, which constitutes an Event of Default or an Early Amortization Event.

(iv)                              As of the date hereof, the Aggregate Series 2009-1 Principal Balance (after giving effect to the Series 2009-1 Advance requested hereby) does not exceed the Purchase Limit of the Series 2009-1 Noteholders.  For purposes hereof, the Aggregate Series 2009-1 Principal Balance and the Purchase Limit have been re-calculated by the Issuer based upon amounts and percentages as of the date hereof (after giving effect to the Series 2009-1 Advance requested hereby).

(v)                                 On and as of such day, the Issuer has each performed in all material respects all of the agreements (including those set forth in Article V of the Supplement) contained in the Note Purchase Agreement and the other Series 2009-1 Transaction Documents to which it is a party to be performed by the Issuer at or prior to such day.

(vi)                              The Conversion Date has not occurred.

(1)                                  Each Series 2009-1 Advance shall be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof.

(2)                                  At least two (2) Business Days’ notice is required from the Issuer.

A-1

This certificate has been signed as of the date first above written.

TAL ADVANTAGE III LLC

By:	TAL International Container Corporation, its manager

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF ADDITION NOTICE

Each of the undersigned hereby agrees to be bound by the terms of the Note Purchase Agreement referred to below as fully as if it were a signatory thereto.

Dated:

THE DEAL AGENTS:	[ ]

By:
Name:
Title:

[Address]
Attention:
Facsimile Number:
Telephone Number:

: [ ]

By:
Name:
Title:

[Address]
Attention:
Facsimile Number:
Telephone Number:

B-1

SCHEDULE I TO ADDITION NOTICE

1.  Purchase Limit: $

2.  Percent Interest:      %

B-2

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Amended and Restated Series 2009-1 Note Purchase Agreement, dated as of August 12, 2011 (as such agreement may be amended, restated, replaced or otherwise modified from time to time, the “Agreement”), by and among TAL ADVANTAGE III LLC, as Issuer, Noteholders and other financial institutions signatory to the Agreement, the financial institutions made party thereto from time to time pursuant to an Assignment and Acceptance Agreement or an Addition Notice and listed under the heading “Purchasers” together with their respective successors and assigns (each, as designated, a “Purchaser” and collectively the “Purchasers”) and the financial institutions made party to the Agreement from time to time pursuant to an Addition Notice and listed under the heading “Deal Agents” together with their respective successors and assigns (each a “Deal Agent” and collectively the “Deal Agents”).  Terms defined in the Agreement or the Indenture referred to therein are used herein with the same meaning.

                                                                                                          (the “Assignor”) and                                                                                                 (the “Assignee”) agree as follows:

1.             The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Annex 1 of all outstanding rights and obligations of the Assignor under the Agreement, including, without limitations, such interest in the Assignor’s Purchase Limit. After giving effect to such sale and assignment, the Assignee’s and the Assignor’s Purchase Limits will be as set forth in Section 2 of Annex 1.

2.             The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representation made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto.

3.             The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Assignor or any other party to the Agreement and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking action under the Agreement; (iii) appoints and authorizes the [                                       ] Deal Agent each to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to such Deal Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Purchaser; and (v) as of the Transfer Date described below, makes each of the representations and warranties contained in Section 4.2 of the Agreement. The Assignee also covenants with each of [its related Deal Agent,] the Issuer and the Servicer that the Assignee will not make a public offering of the interest being assigned to and accepted by it hereby, and will not reoffer or resell such interest, in a manner that would render the issuance and sale of such interest, whether considered together with the resale or otherwise, a violation of the Securities Act of 1933, as amended, or any state securities or “Blue Sky” laws or required registration pursuant thereto.

4.             Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Indenture Trustee for acceptance and for recording by the Indenture Trustee. The effective date of this Assignment and Acceptance (the “Transfer Date”) shall be the later of the date of acceptance thereof by the Indenture Trustee unless a later date is specified in Section 3 of Annex 1.

5.             Upon such acceptance by the Indenture Trustee and upon such recording by the Indenture Trustee, as of the Transfer Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligation of a Purchaser thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligation under the Agreement.

6.             Upon such acceptance by the Indenture Trustee and upon such recording by the Indenture Trustee, from and after the Transfer Date, the Indenture Trustee shall make, or cause to be made, all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fee with respect thereto) to the Assignee as follows: [payment instructions] [to the Deal Agent’s Account at                       ]. The Assignor and the Assignee shall make all appropriate adjustments in payment under the Agreement for periods prior to the Transfer Date directly between themselves.

7.             THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(signatures to commence on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

Address for notices
[Address]

[ASSIGNEE]

By:
Name:
Title:

Address for notices
[Address]

Acknowledged and accepted

this         day of                ,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee and Note Registrar

By:
Name:
Title:

Annex 1 to Assignment and Acceptance

Dated                        ,

Section 1.

Percent Interest:

Section 2.

Assignee’s Purchase Limit:	$

Assignor’s Purchase Limit
(after giving effect to assignment):	$

Section 3.

Transfer Date:

EXHIBIT D

FORM OF NOTICE

Each of the undersigned hereby agrees to increase its Commitment to the amount shown below under its name effective as of                                 .

Dated:

:	[ ]

Commitment Amount: $

By:

Name:
Title:

[Address]

Attention:
Facsimile Number:
Telephone Number: